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                                                                     Exhibit 5.1


                       [LETTERHEAD OF COOLEY GODWARD LLP]


January 31, 2001

SureBeam Corporation
3033 Science Park Road
San Diego, California 92121-1199

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SureBeam Corporation (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") promulgated under the Securities Act of 1933, as amended, and the public offering of up to 7,705,000 shares of the Company's Class A Common Stock including: (i) 6,700,000 underwritten shares and (ii) up to 1,005,000 shares for which the underwriters have been granted an over-allotment option (collectively, the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By: /s/ Barbara L. Borden
    ------------------------
    Barbara L. Borden